Exhibit 10.40

SUBSCRIPTION AGREEMENT

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN. THE PURCHASE OF THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

Harvest Natural Resources, Inc.

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

Ladies and Gentlemen:

The undersigned purchaser (the “Purchaser”) understands that Harvest Natural Resources, Inc., a corporation organized under the laws of Delaware (the “Company”), is offering shares of its common stock, par value $0.01 per share (“Common Stock”), in a private placement. The Purchaser further understands that the offering is being made without registration of the Shares (as defined below) under the Securities Act of 1933, as amended (the “Securities Act”), or any securities law of any state of the United States or of any other jurisdiction, and is being made only to “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act).

1. Subscription. Subject to the terms and conditions hereof, the Purchaser hereby subscribes for 400,000 shares of Common Stock (the “Shares”) at a purchase price of $3.15 per share (the “Per Share Purchase Price”) for an aggregate purchase price of $1,260,000.00 (the “Aggregate Purchase Price”), which is payable as described in Section 4 hereof. The Purchaser acknowledges that the Shares will be subject to restrictions on transfer as set forth in this subscription agreement (the “Subscription Agreement”).

2. Acceptance of Subscription and Issuance of Shares. It is understood and agreed that the Company shall have the sole right, at its complete discretion, to accept or reject this subscription, in whole or in part, for any reason and that the same shall be deemed to be accepted by the Company only when it is signed by a duly authorized officer of the Company and delivered to the Purchaser at the Closing referred to in Section 3 hereof. Subscriptions need not be accepted in the order received, and the Shares may be allocated among subscribers. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall have no obligation to issue any of the Shares to any person who is a resident of a jurisdiction in which the issuance of Shares to such person would constitute a violation of the securities, “blue sky” or other similar laws of such jurisdiction (collectively referred to as the “State Securities Laws”).

3. The Closing. The closing of the purchase and sale of the Shares (the “Closing’’) shall take place at the offices of Fulbright & Jaworski LLP, 1301 McKinney, Suite 5100, Houston, Texas 77010, at 9:00 a.m. central time on November 26, 2013, or at such other time and place as the Company may designate by notice to the Purchaser (such date, the “Closing Date”).

4. Payment for Shares. The Aggregate Purchase Price for the Shares shall be received by the Company from the Purchaser by wire transfer of immediately available funds or other means approved by the Company in the amount as set forth in Section 1 hereto. The Company shall deliver or cause to be delivered the Shares to the Purchaser at the Closing bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon an exemption from registration under the Securities Act.

5. Representations and Warranties of the Company. As of the date of this Subscription Agreement and on and as of the Closing Date, the Company represents and warrants that:

(a) Existence. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets and has secured any other authorizations, approvals, permits and orders required by applicable law, rule or regulation for the conduct by the Company of its business as it is currently being conducted.

(b) Authority. The Company has the corporate power and authority to enter into this Subscription Agreement and to perform and to discharge its obligations hereunder. This Subscription Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(c) Valid Issuance of Shares. The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Subscription Agreement, will be validly issued, fully paid and non-assessable and will be free and clear of any and all liens, encumbrances and restrictions on transfer, other than restrictions on transfer set pursuant to applicable state and federal securities laws.

(d) Company SEC Documents. The Company has filed with the United States Securities and Exchange Commission (the “SEC”) all forms, registration statements, reports, schedules and statements required to be filed by it under the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”) or the Securities Act (all such documents filed on or prior to the date of this Subscription Agreement, collectively, the “Company SEC Documents”). The Company SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Company Financial Statements”), at the time filed (in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed Company SEC Document filed prior to the date of this Subscription Agreement) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (iv) were prepared in accordance with generally accepted accounting principles in the United States of America in effect from time to time (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and (v) fairly presented (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position and status of the business of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. UHY LLP is the independent registered public accounting firm with respect to the Company and has not resigned or been dismissed as independent registered public accountants of the Company as a result of or in connection with any disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

(e) No Material Adverse Change. Except as set forth in or contemplated by the Company SEC Documents, since September 30, 2013, the Company has conducted its business in the ordinary course, consistent with past practice, and there has been no (i) change that has had or would reasonably be expected to have a Company Material Adverse Effect (as defined below), (ii) acquisition or disposition of any material asset by the Company or any of its subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business, (iii) material change in the Company’s accounting principles, practices or methods or (iv) incurrence of material indebtedness. For purposes of this Subscription Agreement, “Company Material Adverse Effect” shall mean any material or adverse effect on (i) the assets, liabilities, financial condition, business, operations, prospects or affairs of the Company and its subsidiaries, taken as a whole, other than those occurring as a result of general economic or financial conditions or other developments that are not unique to and do not have a disproportionate impact on the Company and its subsidiaries but also affect other persons who participate in or are engaged in the lines of business of which the Company and its subsidiaries participate or are engaged, (ii) the ability of the Company and its subsidiaries taken as a whole, to carry out their business as of the date of this Subscription Agreement or to meet their obligations under this Subscription Agreement or any other agreement and instrument being executed in connection with this Subscription Agreement (collectively, the “Transaction Documents”) on a timely basis or (iii) the ability of the Company to consummate the transactions contemplated by the Transaction Documents (collectively, the ‘‘Transactions”).

(f) Litigation. Except as set forth in the Company SEC Documents, there is no action pending or, to the knowledge of the Company, contemplated or threatened against the Company or any of its subsidiaries or any of their respective officers, directors, properties or assets, which (individually or in the aggregate) reasonably would be expected to have a Company Material Adverse Effect or which challenges the validity of any of the Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

(g) No Conflicts. The execution, delivery and performance by the Company of this Subscription Agreement, the other Transaction Documents, and compliance by the Company with the terms and provisions hereof and thereof, do not and will not (a) violate any provision of any applicable law, rule, regulation, permit, determination or award having applicability to the Company or any of its subsidiaries or any of their respective properties or assets, (b) conflict with or result in a violation of any provision of the Company’s governing documents or any other organizational documents of any of the Company’s subsidiaries, (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any note, bond, mortgage, license, or loan or credit agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound or (ii) any other agreement, instrument or obligation, or (d) result in or require the creation or imposition of any lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of its subsidiaries.

(h) Compliance with Laws. Neither the Company nor any of its subsidiaries is in violation of any judgment, decree or order or any applicable law, rule or regulation, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(i) Approvals. Except as contemplated by this Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any governmental authority or any other person is required in connection with the execution, delivery or performance by the Company of any of the Transaction Documents to which it is a party.

(j) Capitalization. The Company currently has 40,409,546 shares of Common Stock outstanding.

(k) Most Favored Terms. In the last 30 days, the Company has not entered into any other agreement related to the sale, transfer or other disposition of its Common Stock (any such agreement, the “Other Agreement”) with any other purchaser (any such purchaser, the “Other Purchaser”) that is in any respect more favorable to the Other Purchaser than this Subscription Agreement is to the Purchaser, including , without limitation, with respect to: (i) the Per Share Purchase Price of the Common Stock (including through the payment of any fees to such Other Purchaser), (ii) representations and warranties made by the Company or the Other Purchaser, (iii) conditions precedent to closing the transactions that are subject to this Subscription Agreement, (iv) covenants or other agreements of the Company or the Purchaser relating to restrictions on transferability of the acquired Common Stock; (v) termination rights by the Company or the Purchaser; and (vi) indemnification obligations by or to the Company or the Purchaser.

6. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to and covenants with the Company that:

(a) General.

(i) The Purchaser has all requisite authority to purchase the Shares, enter into this Subscription Agreement and to perform and to discharge its obligations hereunder, and such purchase will not contravene any law, rule or regulation binding on the Purchaser or any investment guideline or restriction applicable to the Purchaser. The purchase of the Shares does not require any consent, approval or notice under any law or regulation applicable to Purchaser, or any agreement by which Purchaser is bound, except as would not reasonably be expected to prevent Purchaser from performing its obligations hereunder.

(ii) This Subscription Agreement has been duly authorized, executed and delivered by the Purchaser, and constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

(iii) The Purchaser is domiciled in the jurisdiction set forth on the signature page hereto and is not acquiring the Shares as a nominee or agent or otherwise for any other person.

(b) Information Concerning the Company.

(i) The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares that have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or its advisors, if any, or its representatives shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained herein. The Purchaser understands that its investment in the Shares involves a high degree of risk and is able to afford a complete loss of such investment. The Purchaser has sought such accounting, legal and tax advice from persons other than the Company as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

(ii) The Purchaser confirms that it is not relying on any communication (written or oral) of the Company or any of its affiliates, as investment advice or as a recommendation to purchase the Shares. It is understood that information and explanations related to the terms and conditions of the Shares provided by the Company or any of its affiliates shall not be considered investment advice or a recommendation to purchase the Shares, and that neither the Company nor any of its affiliates is acting or has acted as an advisor to the Purchaser in deciding to invest in the Shares. The Purchaser acknowledges that neither the Company nor any of its affiliates has made any representation regarding the proper characterization of the Shares for purposes of determining the Purchaser’s authority to invest in the Shares.

(iii) The Purchaser is familiar with the business and financial condition and operations of the Company.

(iv) The Purchaser understands that, unless the Purchaser notifies the Company in writing to the contrary at or before the Closing, each of the Purchaser’s representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Purchaser.

(v) The Purchaser acknowledges that the Company has the right in its sole and absolute discretion to abandon this private placement at any time prior to the completion of the offering. This Subscription Agreement shall thereafter have no force or effect and the Company shall return the previously paid subscription price of the Shares, without interest thereon, to the Purchaser.

(vi) The Purchaser understands that no federal or state agency has passed upon the merits or risks of an investment in the Shares or made any finding or determination concerning the fairness or advisability of this investment.

(c) Status of Purchaser.

(i) The Purchaser has such knowledge, skill and experience in business, financial and investment matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Shares. With the assistance of the Purchaser’s own professional advisors, to the extent that the Purchaser has deemed appropriate, the Purchaser has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Shares and the consequences of this Subscription Agreement. The Purchaser has considered the suitability of the Shares as an investment in light of its own circumstances and financial condition and the Purchaser is able to bear the risks associated with an investment in the Shares and its authority to invest in the Shares.

(ii) The Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Purchaser agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Shares. Any information that has been furnished or that will be furnished by the Purchaser to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

(d) Restrictions on Transfer or Sale of Shares. As applies to the Purchaser:

(i) The Purchaser is acquiring the Shares solely for the Purchaser’s own account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares. The Purchaser understands that the Shares have not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Purchaser and of the other representations made by the Purchaser in this Subscription Agreement. The Purchaser understands that the Company is relying upon the representations and agreements contained in this Subscription Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

(ii) The Purchaser understands that the Shares are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the SEC provide in substance that the Purchaser may dispose of the Shares only pursuant to an effective registration statement under the Securities Act or an exemption therefrom and the Purchaser understands that the Company has no obligation or intention to register any of the Shares, or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder). Accordingly, the Purchaser understands that under the SEC’s rules, the Purchaser may dispose of the Shares principally only in “private placements” which are exempt from registration under the Securities Act, in which event the transferee will acquire “.restricted securities” subject to the same limitations as in the hands of the Purchaser. Consequently, the Purchaser understands that the Purchaser must bear the economic risks of the investment in the Shares for an indefinite period of time.

(iii) The Purchaser agrees: (A) that the Purchaser will not sell, assign, pledge, give, transfer or otherwise dispose of the Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Shares under the Securities Act and all applicable State Securities Laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; (B) that the certificates representing the Shares will bear a legend making reference to the foregoing restrictions; and (C) that the Company and its affiliates shall not be required to give effect to any purported transfer of such Shares except upon compliance with the foregoing restrictions.

(iv) The Purchaser acknowledges that neither the Company nor any other person offered to sell the Shares to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

7. Covenants of the Company and the Purchaser.

(a) Use of Proceeds. The Company agrees to use the net proceeds from the sale of the Shares solely for working capital and general corporate purposes.

(b) NYSE Listing of Shares. Promptly following the date of this Subscription Agreement, the Company will submit an additional listing application to The New York Stock Exchange (the “NYSE”) with respect to the Shares. The Company will maintain the listing of the currently outstanding Common Stock on the NYSE and, once the Shares are listed on the NYSE, will maintain such listing.

(c) Regulatory Filings. The Company shall, on or before 8:30 a.m., New York time, on the first business day following the Closing, issue a press release disclosing all material terms of the transactions contemplated herein, in the Transaction Documents and in any Other Agreements executed and consummated concurrently with this Subscription Agreement and not previously disclosed to the public. Thereafter, the Company shall timely file any filings and notices required by the SEC or applicable law with respect to the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any press release, without the prior written consent of the Purchaser.

(d) Most Favored Terms. For a period of 30 days after the date hereof, the Company will not enter into any Other Agreement, or amend any Other Agreement, with any other purchaser (any such purchaser, the “Other Purchaser”) so that the Other Agreement is in any respect more favorable to the Other Purchaser than this Subscription Agreement is to the Purchaser, including, without limitation, with respect to: (i) the Per Share Purchase Price of the Common Stock (including through the payment of any fees to such Other Purchaser), (ii) representations and warranties made by the Company or the Other Purchaser, (iii) conditions precedent to closing the transactions that are subject to this Subscription Agreement, (iv) covenants or other agreements of the Company or the Purchaser relating to restrictions on transferability of the acquired Common Stock; (v) termination rights by the Company or the Purchaser; and (vi) indemnification obligations by or to the Company or the Purchaser.

(e) Further Assurances. Each of the Company and the Purchaser agrees to use its commercially reasonable efforts to promptly take or cause to be taken all action and to promptly do or cause to be done all things necessary, proper or advisable under applicable law, rule or regulation to consummate and make effective the Transactions. Without limiting the foregoing, the Company and the Purchaser will, and the Company shall cause each of its subsidiaries to, use its commercially reasonable efforts to make all filings and obtain all consents of governmental authorities that may be necessary or, in the reasonable opinion of the Purchaser or the Company, as the case may be, advisable for the consummation of the Transactions and the other Transaction Documents.

(f) Registration Rights. If at any time prior to the one year anniversary of the Closing, the Company grants registration rights to any third party, or files a registration statement on Form S-1 or S-3, in each case, relating to the Company’s Common Stock, the Company agrees to grant the Purchaser substantially identical registration rights (excluding the ability to make registration demands), or include the Shares in such registration statement upon terms customarily found in a registration rights agreement.

8. Conditions to Obligations of the Purchaser and the Company.

(a) The obligations of the Purchaser and the Company to consummate the issuance, sale and purchase of the Shares are subject to the satisfaction at or prior to the Closing of the following conditions precedent (any or all of which may be waived by a particular party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable law):

(i) no law, rule or regulation shall have been enacted or promulgated, and no action shall have been taken, by any governmental authority of competent jurisdiction which in any way restrains, precludes, enjoins or otherwise prohibits the consummation of the Transactions or makes the Transactions illegal; and

(ii) there shall not be pending any action by any governmental authority seeking to restrain, preclude, enjoin or prohibit the Transactions.

(b) The obligations of the Purchaser to purchase and pay for the Shares are subject to the satisfaction at or prior to the Closing of the following conditions precedent:

(i) the representations and warranties of the Company contained in this Subscription Agreement that are qualified by materiality or Company Material Adverse Effect shall be true and correct when made and as of the Closing, all other representations and warranties (other than Section 5(j)) of the Company shall be true and correct in all material respects when made and as of the Closing and the representation and warranty made in Section 5(j) shall be true and correct in all respects, in each case as though made at and as of the Closing;

(ii) the Company shall have performed and complied with the covenants and agreements contained in this Subscription Agreement in all material respects that are required to be performed and complied with by the Company on or prior to the Closing;

(iii) since the date of this Subscription Agreement, no Company Material Adverse Effect shall have occurred and be continuing;

(iv) the NYSE shall have approved the listing application with respect to the Shares and no notice of delisting from the NYSE shall have been received by the Company with respect to the Common Stock;

(v) the Company shall have delivered, or caused to be delivered, to the Purchaser at the Closing, the Company’s closing deliverables described in Section 9 of this Subscription Agreement;

(vi) prior to or concurrent with the Closing, the Company shall have consummated transactions with other purchasers for the issuance, sale and purchase of no less than 1,300,000 additional shares of Common Stock (excluding the Shares) at a purchase price no less than the Per Share Purchase Price; and

(vii) the Closing shall have occurred on or prior to the Termination Date.

(c) The obligations of the Company to sell the Shares are subject to the satisfaction at or prior to the Closing of the following conditions precedent:

(i) the representations and warranties of the Purchaser contained in this Subscription Agreement that are qualified by materiality shall be true and correct when made and as of the Closing and all other representations and warranties of the Purchaser contained in this Subscription Agreement shall be true and correct in all material respects when made and as of the Closing, in each case as though made at and as of the Closing; and

(ii) the Purchaser shall have performed and complied with the covenants and agreements contained in this Subscription Agreement in all material respects that are required to be performed and complied with by the Purchaser on or prior to the Closing.

9. Company Closing Deliverables. At or prior to the Closing, the Company will deliver, or cause to be delivered, to the Purchaser:

(a) a certificate of the Secretary of the Company, dated as of the Closing, in substantially the form attached to this Subscription Agreement as Exhibit A; and

(b) an opinion addressed to the Purchaser from outside legal counsel to the Company in substantially the form attached to this Subscription Agreement as Exhibit B.

10. Legend. The certificates representing the Shares sold pursuant to this Subscription Agreement will be imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

11. Waiver, Amendment. Neither this Subscription Agreement nor any provisions hereof shall be amended, modified, waived, discharged or terminated except by an instrument in writing, signed by the party against whom any such amendment, modification, waiver, discharge or termination is sought.

12. Assignability. Neither this Subscription Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Purchaser without the prior written consent of the other party; provided that the Purchaser shall be permitted to assign this Subscription Agreement to an affiliate or a third party which purchases the Shares from the Purchaser in a private transaction.

13. Termination. Notwithstanding anything herein to the contrary, this Subscription Agreement shall automatically terminate if the Closing shall not have occurred on or before 5:00 P.M. (New York Time) on November 27, 2013 (such date, the “Termination Date”). In the event of the termination of this Subscription Agreement as provided in this Section 13, this Subscription Agreement shall forthwith become null and void and there shall be no liability on the part of any party hereto; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Subscription Agreement.

14. Waiver of Jury Trial. THE PARTIES HERETO IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS.

15. Submission to Jurisdiction. With respect to any suit, action or proceeding relating to any offers, purchases or sales of the Shares by the Purchaser (“Proceedings”), the parties hereto irrevocably submit to the jurisdiction of the federal or state courts located in the Borough of Manhattan in New York City, which submission shall be exclusive unless none of such courts has lawful jurisdiction over such Proceedings.

16. Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17. Section and Other Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement.

18. Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

19. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid or by facsimile transmission (with receipt of successful and full transmission) to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	Harvest Natural Resources, Inc.
1177 Enclave Parkway, Suite 300
Houston, Texas 77077

Facsimile: 281 899 5702

Attention: General Counsel

with a copy to:	Fulbright & Jaworski LLP
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201-2784

Facsimile: 214 855 8200

Attention: Harva R. Dockery

If to the Purchaser:	MSD Credit Opportunity Master Fund, L.P.
c/o MSDC Management, L.P.
645 Fifth Avenue, 21st Floor
New York, NY 10022

Facsimile: (212) 303-1772

Attention: Marcello Liguori

20. Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

21. Survival. All representations, warranties and covenants contained in this Subscription Agreement shall survive the acceptance of the subscription by the Company.

22. Notification of Changes. The Purchaser and the Company hereby covenant and agree to notify the other party upon the occurrence of any event prior to the Closing which would cause any representation, warranty, or covenant of the Purchaser or the Company, as applicable, contained in this Subscription Agreement to be false or incorrect.

23. Severability. If any term or provision of this Subscription Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Subscription Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

24. Entire Agreement. This Subscription Agreement and the other transaction documents sets forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understanding between the parties hereto with respect to the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Purchaser has executed this Subscription Agreement this 25th of November, 2013.

PURCHASER:

MSD Credit Opportunity Master Fund, L.P.

By	/s/ Marcello Liguori
Name:	Marcello Liguori
Title:	Managing Director

State/Country of Domicile or Formation: Cayman Islands

The offer to purchase Shares as set forth above is confirmed and accepted by the Company.

Harvest Natural Resources, Inc.

By	/s/ Stephen C. Haynes
Title:	VP and Chief Financial Officer